Exhibit 99.1
L BRANDS REPORTS HOLIDAY 2020 SALES AND PROVIDES
FOURTH QUARTER EARNINGS GUIDANCE

Columbus, Ohio (Jan. 7, 2021) — L Brands, Inc. (NYSE: LB) reported net sales of $3.836 billion for the nine weeks ended Jan. 2, 2021, compared to net sales of $3.906 billion for the nine weeks ended Jan. 4, 2020. Comparable sales increased 5 percent for the nine weeks ended Jan. 2, 2021, compared to the nine weeks ended Jan. 4, 2020.

At Bath & Body Works, comparable sales increased 17 percent for the nine weeks ended Jan. 2, 2021, including a comparable sales increase of 5 percent in stores and 64 percent sales growth in the direct channel. The merchandise margin rate for the quarter-to-date period increased significantly.

At Victoria’s Secret, comparable sales decreased 9 percent for the nine weeks ended Jan. 2, 2021, including a comparable sales decrease of 23 percent in stores and 24 percent sales growth in the direct channel. The merchandise margin rate for the quarter-to-date period increased significantly.

The company currently expects to report fourth quarter earnings per share between $2.70 and $2.80. The company plans to report fourth quarter earnings on Feb. 24, 2021.

Andrew Meslow, Chief Executive Officer of L Brands and Bath & Body Works, said “We are very pleased with our Holiday results, which significantly exceeded our initial expectations, driven by an increase in profitability at both Bath & Body Works and Victoria’s Secret. In this challenging environment, we maintained our focus on customer and associate safety and delivered exceptional execution. Bath & Body Works continues to deliver record results, demonstrating the strength of the brand. The turnaround at Victoria’s Secret also continues to gain momentum, driven by an improved merchandise assortment and focused execution of retail fundamentals and our profit improvement plan.”

Meslow added, “These results would not be possible without the dedication and hard work of all of our associates and partners … in stores, distribution, fulfillment and call centers, home office and the supply chain. We’d like to express our sincere appreciation for their efforts.”

Further commentary on L Brands’ Holiday sales results can be found on our website, www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,682 company-operated specialty stores in the United States, Canada and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.BathandBodyWorks.com, www.VictoriasSecret.com and www.victoriassecret.com/us/pink.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•liabilities arising from divested businesses;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, environmental hazards or natural disasters;
•significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•potential delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; and
•changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•stock price volatility;
•our ability to pay dividends and related effects;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt;
•shareholder activism matters;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs;
•our ability to adequately protect our assets from loss and theft;
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•fluctuations in energy costs;
•increases in the costs of mailing, paper and printing;
•claims arising from our self-insurance;
•our ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party or company information;
•our ability to comply with laws and regulations or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com

L BRANDS
HOLIDAY 2020

Comparable Sales Increase (Decrease) (Stores and Direct):

	November and December		Year-to-Date
	2020	2019	2020	2019
Bath & Body Works[1]	17%	9%	44%	9%
Victoria's Secret[2]	(9%)	(12%)	(1%)	(8%)
L Brands	5%	(3%)	20%	(2%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Comparable Sales Increase (Decrease) (Stores Only):

	November and December		Year-to-Date
	2020	2019	2020	2019
Bath & Body Works[1]	5%	4%	25%	5%
Victoria's Secret[2]	(23%)	(12%)	(17%)	(9%)
L Brands	(7%)	(4%)	4%	(4%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.

Total Company-Operated Stores:

	Stores at			Transferred to	Stores at
	2/1/20	Opened	Closed	joint venture	1/2/21
Bath & Body Works	1,637	26	(19)	—	1,644
Bath & Body Works Canada	102	1	—	—	103
Total Bath & Body Works	1,739	27	(19)	—	1,747

Victoria's Secret	909	19	(223)	—	705
PINK	144	2	(3)	—	143
Victoria's Secret Canada	33	—	(10)	—	23
PINK Canada	5	—	(3)	—	2
Victoria's Secret U.K./Ireland	21	—	—	(21)	—
PINK U.K.	5	—	—	(5)	—
Victoria's Secret Beauty and Accessories	41	1	(6)	—	36
Victoria's Secret Greater China	23	4	(1)	—	26
Total Victoria's Secret	1,181	26	(246)	(26)	935

Total L Brands	2,920	53	(265)	(26)	2,682

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com